Exhibit 99.2

99.2	Presentation Made at Annual Shareholder’s Meeting

The following visual presentation was made by Michael J. Rugen, CEO, at the Annual Shareholder’s Meeting, November 14, 2014

 Annual Shareholders MeetingNovember 14, 2014  TENGASCO, INC.

Annual Shareholders Meeting – November 14, 2014

Outline of Presentation

- Introduction of Directors and Employees
- Forward Looking Statements
- Significant Activities Since The Last Shareholders Meeting
- Capital Spending and Drilling Results
- Kansas Production
- Borrowings on Credit Facility
- Financial Review
- Results of Voting
- Shareholder Questions

 Forward Looking StatementsExcept for the historical information contained in this review, the matters discussed in this presentation are forward-looking statements within the meaning of applicable securities laws, that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks inherent in drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs and other services, land issues, federal and state regulatory developments and other risks more fully described in the Company’s filings with the U.S. Securities and Exchange Commission(SEC).

Annual Shareholders Meeting – November 14, 2014

Significant Activities Since The Last Shareholders Meeting

- Opened an office in the Denver Tech Center
  - Hired engineering and additional geoscience personnel
  - Holding discussions with Denver area companies regarding potential joint ventures and other growth opportunities in Kansas and surrounding states
- Shut down Knoxville office and moved corporate function to the Denver office
- Entered new exploration area outside the Central Kansas Uplift
  - Leased approximately 8,300 acres and continue to lease additional acreage
  - Shot 3D seismic over a portion of this leased acreage
  - Filed an intent to drill our first well on this acreage
- Continued to pay down debt
  - $780K drawn on our $14.3 million borrowing base
  - Anticipate bank debt to be near zero by year end, unless new opportunities arise prior to year end
  - Current level of debt leaves flexibility for new drilling, new acreage and associated seismic, and for potential acquisitions or joint ventures

Annual Shareholders Meeting – November 14, 2014Capital Spending and Drilling / Polymer Results($ Thousands)   YTD Est. FY 2013 Sep. 2014 2014Capital Spending (includes accruals): Drilling 1,342 2,001 2,850 Recompletions - 184 300 Polymers 259 174 174 Leasehold 581 198 650 Seismic 88 266 266 MMC 80 196 196 Other 225 26 26 Total Capital Spending 2,575 3,045 4,462Drilling and Polymers: Wells Drilled 6 (4.6 net wells) 7 10 Wells Completed 6 (1 completed in Jan 2014) 4 6 Polymers Performed 2 2 2 Convert to SWD 1 2

 Annual Shareholders Meeting – November 14, 2014Average Daily Kansas Gross Oil Production(Barrels)

 Annual Shareholders Meeting – November 14, 2014Bank Borrowings – Quarter End Balance($ Thousands)

 Annual Shareholders Meeting - November 14, 2014Financial Summary – Continuing Operations($ Thousands, except per share data)  9 Months Ended September 30, 2014 2013 Change PercentRevenues 11,108 12,219 (1,111) (9.1)%Production cost and taxes (4,769) (4,121) (648) (15.7)%DD&A (2,217) (2,210) (7) (0.3)%General & administrative (2,062) (1,440) (622) (43.2)%Net income from operations 2,060 4,448 (2,388) (53.7)%Interest expense (78) (319) 241 75.6%Gain on sale of assets 34 49 (15) (30.6)%Tax expense (789) (1,860) 1,071 (57.6)%Net income from continuing operations 1,227 2,318 (1,091) (47.1)%Loss from discontinued operations, net of tax benefit - (128) 128 100.0%Net income (loss) 1,227 2,190 (963) (44.0)%Net income (loss) per share – Basic and Diluted Continuing operations 0.02 0.04 (0.02) (50.0)% Discontinued operations - (0.00) -

 Annual Shareholders Meeting – November 14, 2014Revenue Summary – Continuing Operations($ Thousands)  9 Months Ended September 30, 2014 2013 Change PercentOil revenues – Kansas 10,672 11,467 (795) (6.9)%Methane Plant Sales – Electric 393 227 166 73.1%Other 43 37 6 16.2% 11,108 11,731 (623) (5.3)%Oil Revenues – Swan Creek - 246 (246) (100.0)%Gas Revenue – Swan Creek - 140 (140) (100.0)%Methane Plant Sales – Gas - 102 (102) (100.0)% - 488 (488) (100.0)% Total Revenue 11,108 12,219 (1,111) (9.1)%

 Annual Shareholders Meeting – November 14, 2014Financial Summary – Continuing Operations($ Thousands, except per share data)   2013 2012 Change PercentRevenues 15,700 20,557 (4,857) (23.6)%Production cost and taxes (5,524) (7,182) 1,658 23.1%DD&A (2,912) (3,403) 491 14.4%General & administrative (2,059) (2,613) 554 21.2%Net income from operations 5,205 7,359 (2,154) (29.3)%Interest expense (357) (743) 386 52.0%Loss on derivatives - (142) 142 100.0%Gain on sale of assets 118 83 35 42.2%Tax expense (2,010) (2,313) 303 13.1%Net income from continuing operations 2,956 4,244 (1,288) (30.3)%Loss from discontinued operations, net of tax benefit _ (137) (4,311) 4,174 96.8%Net income (loss) 2,819 (67) 2,886 NMFNet income (loss) per share – Basic and Diluted Continuing operations 0.05 0.07 (0.02) Discontinued operations (0.00) (0.07) 0.07

 Annual Shareholders Meeting – November 14, 2014  The Company’s management and Board of Directors want to thank all of our employees and their families for their dedication and contribution to Tengasco’s success. We also want to thank the shareholders for your continued support. We hope to see you again next year at our Shareholder Meeting in 2015

 Annual Shareholders Meeting – November 14, 2014  Results of Voting

 Annual Shareholders Meeting – November 14, 2014  Shareholder QuestionsPlease state your name and confirm you are a shareholder of the CompanyPlease direct your questions regarding Tengasco to the CEO